SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2007

RUSSOIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-136614	20-5022973
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Russoil Corporation
230 Park Avenue
10th Floor
New York, New York 10169
(Address of Principal Executive Offices/including Zip Code)

(Registrant’s telephone number, including area code) (212) 551-1474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 4.01.    Changes in Registrant’s Certifying Accountant

Effective August 22, 2007 the Company engaged the services of RBSM LLP as its new certifying accountant. Our prior certifying accountant having resigned as reported in our Form 8-K filed with the Securities and Exchange Commission on August 21, 2007. The Company’s Sole Director directed the hiring of RBSM LLP on August 22, 2007.

The Company has not used the services of RBSM LLP prior to their appointment. The Company has not consulted with RBSM LLP regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was subject of a disagreement.

A copy of RBSM LLP’s letter to the Securities and Exchange Commission, regarding their agreement with the foregoing statements are attached to this report as Exhibit 16.2.

The Company provided RBSM LLP with a copy of the foregoing disclosure. Attached as Exhibit 16.2 is a copy of their letter stating its agreement with such statements.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

16.2  Letter from RBSM LLP to the Securities and Exchange Commission dated August 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSOIL CORPORATION

By:	/s/ Silvestre Hutchinson
Silvestre Hutchinson
Chief Executive Officer, President and Chief Financial Officer

Dated: August 23, 2007